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EXHIBIT 10.2      FORM OF CHANGE IN CONTROL AGREEMENT ENTERED INTO BETWEEN
                  INTERWEST BANK AND ITS EXECUTIVE OFFICERS

                           CHANGE IN CONTROL AGREEMENT

THIS AGREEMENT made this day between INTERWEST BANK, a Washington corporation, hereinafter referred to as "Employer" and < < Name > >, a senior officer of Employer, hereinafter referred to as "Employee."

1. INTERWEST. Employer is a wholly owned subsidiary of InterWest Bancorp, Inc., a Washington Corporation (hereinafter "InterWest").

2. PURPOSE. The purpose of this Agreement is to provide certain assurances to Employee that in the event of a Change in Control or a substantial change in ownership of InterWest stock that Employee shall either have continued employment or, in the event of termination, severance pay.

EMPLOYER IS WILLING TO MAKE SUCH ASSURANCES TO EMPLOYEE TO ENCOURAGE EMPLOYEE TO MAINTAIN CONTINUED EMPLOYMENT WITH EMPLOYER.

3. DEFINITION. Change in Control as provided herein shall include the following:

         3.1. Merger of InterWest into another financial institution or entity, with such other entity being the surviving entity.

         3.2. Acquisition of InterWest or Employer by another institution or entity.

         3.3. Sale of all or substantially all of the assets of InterWest or Employer.

         3.4. The acquisition of 25 percent or more of the beneficial ownership of stock of InterWest by one or more related entities or persons, excepting an InterWest or Employer approved ESOP.

         3.5. If during any period of two (2) years, individuals who at the beginning of such period constitute the Board of Directors of InterWest (the "Continuing Directors) cease for any reason to constitute at least a majority of the Board of Directors of InterWest unless the election of each Director who is not a Continuing Director was approved by a vote of at least two-thirds (2/3) of the Continuing Directors in office at the time of the election of each such new Director.

         Any one of the foregoing items may constitute a Change in Control activating the employment contract and severance pay provision set forth below. To prevent an unanticipated activation of the employment contact and/or severance pay provisions set forth below, either Employer or Employee must give written notice to the other of the Change in Control thereby activating the employment contract and severance pay provisions set forth below.

4. Upon such a "Change in Control" Employee shall have a four-year employment contract with the successor entity as follows:

         4.1. Employee shall retain a position of the same or similar responsibility and authority and in the same geographical location as prior thereto.


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         4.2.     The total annual compensation and other employee benefits
                  payable to Employee will equal or exceed the total annual compensation and employee benefits available to Employee during the prior twelve (12) months.

         4.3. The successor entity may terminate employment prior to the expiration of said four years and upon so doing shall be obligated to pay to Employee an amount equal to the total annual compensation payable for the prior two (2) calendar years (such annual compensation shall include the Employee's' base salary plus the incentive bonuses and/or performance bonuses paid to Employee for each of such calendar years).

         4.3.1. The payment provided herein shall be in addition to any payment Employee is entitled to receive pursuant to a separate "Severance Pay Agreement" entered into between Employee and InterWest Bank, if severance pay is payable pursuant to such Agreement.

         4.3.2. For purposes of the Severance Pay Agreement (Paragraph 7 thereof) the payment provided herein shall be considered an other benefit to which Employee may otherwise be entitled.

         4.4. Notwithstanding the foregoing agreement, the successor entity shall have the right to terminate Employee for gross misconduct or criminal misconduct affecting the Employee's ability to perform his/her normal duties, which termination shall not give rise to an obligation to pay severance pay as provided herein.

         4.5. EMPLOYEE TERMINATION WINDOW. During the period commencing with the 25th month of the term through the 30th month of the term, Employee may terminate this Agreement by delivering written notice to Employer or its successor entity. If Employee does so regardless of whether Employee had good reason to terminate the Agreement, Employer will pay Employee a single cash payment in an amount equal to the total annual salary for the prior calendar year plus year-end bonus, if one was paid.



DATED this                  day of March 2000.
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INTERWEST BANK
(Employer)


By:
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                                                       < < Name > >
                                                       (Employee)

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